EXHIBIT 23.02





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 1999, on our audits of the consolidated financial statements and financial statement schedule which appear in Digital Link Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "EXPERTS" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP


San Jose, California
July 2, 1999